Exhibit 99.2

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of United Auto Group, Inc. is filed jointly, on behalf of each of them. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.



Dated:  December 18, 2000


                                            THE BANK OF NOVA SCOTIA









                                            By: /s/ D.N. Gillespie
                                               ----------------------------
                                            Name:  D.N. Gillespie
                                            Title: Managing Director




                                            CALDER & CO.




                                            By: /s/ W.R. Ebbels
                                               -----------------------------
                                            Name:  W.R. Ebbels
                                            Title:  Partner